UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/22/2007

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB23 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dr. SB Cha has resigned from the position of Vice President, Commercial of Cambridge Display Technology, Inc. (the "Company"), effective June 30, 2007.

Dr. Cha has been with the Company since July 1, 2002, and has played an important role in developing the Company's commercial offer to the display industry. Dr. Cha commenced an overseas assignment to Japan in February 2006. His overseas assignment and his employment will terminate on June 30, 2007. Under the terms of his overseas assignment, all restricted stock units granted to Dr. Cha by way of a letter dated December 16, 2004 pursuant to the Special Bonus Plan will vest upon his termination date. Shares of the Company's common stock will be issued in exchange for these restricted stock units at a future date and such shares may subsequently become liquid and saleable as outlined in the rules of the Special Bonus Plan.   A copy of the resignation acceptance letter is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Ian Chao, who has been with the Company since July 21, 2003 as Vice President, Business Development, Asia will be promoted to the position of Vice President, Commercial. Since joining the Company, Mr. Chao has been based in Taiwan, focussing on commercial development in the Asia region. Prior to joining the Company, Mr. Chao worked as General Manager for Applied Materials' Asia Chemical Mechanical Polishing Group where he was responsible for managing the Group's Business Development activities. He will assume Dr. Cha's full duties progressively in the period from March 31 to June 30, 2007. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

On March 22, 2007, the Company promoted Michael Black, currently the Company's Vice President, Finance, to the position of Chief Financial Officer. Mr. Black joined the Company in June 2004 from DuPont Pharmaceuticals Limited and played a leading role in the initial public offering of the Company's stock in December 2004. Mr. Black has been Principal Financial Officer since the resignation of Daniel Abrams in June 2006. As a result of this promotion, Mr. Black's salary increases to 140,000 pounds sterling (or $274,833 at an exchange rate of 1.96309 dollars to 1 pound sterling as published in the Financial Times of London for March 23, 2007). Mr. Black will also receive an additional 20,000 restricted stock units under the Company's 2004 Stock Incentive Plan. A letter confirming these changes to his terms and conditions is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired - None
(b)       Pro Forma Financial Information -None
(c)       Exhibits:
       10.1 Resignation acknowledgement letter to Dr. Cha
       10.2 Amendment to employment agreement with Mr. Black
       99.1 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: March 27, 2007	By:	/s/ David Fyfe
David Fyfe
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.2	Amendment to employment agreement with Mr. Black
EX-99.1	Press Release
EX-10.1	Resignation Acknowledgement letter to Dr. Cha